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EXHIBIT 11.1---STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                             GALAGEN INC.
                      (A DEVELOPMENT STAGE COMPANY)

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (LOSS)

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

                                                   FOR THE THREE MONTHS ENDED
                                                           MARCH 31
                                                   ---------------------------
                                                     1998             1997
                                                   ---------------------------
BASIC LOSS PER SHARE:

Weighted average shares outstanding                  7,560,438      7,163,769
                                                   -----------    ------------
                                                   -----------    ------------

Net loss applicable to common stockholders         $(1,217,095)   $(1,576,928)
                                                   -----------    ------------
                                                   -----------    ------------

Basic net loss per share applicable to common
 stockholders                                            $(.16)         $(.22)
                                                   -----------    ------------
                                                   -----------    ------------

DILUTED LOSS PER SHARE:

Weighted average shares outstanding                  7,560,438      7,163,769

Dilutive potential common shares                             -              -
                                                   -----------    ------------

Total                                                7,560,438      7,163,769
                                                   -----------    ------------
                                                   -----------    ------------

Net loss applicable to common stockholders         $(1,217,095)   $(1,576,928)
                                                   -----------    ------------
                                                   -----------    ------------

Diluted net loss per share applicable to
 common stockholders                                     $(.16)         $(.22)
                                                   -----------    ------------
                                                   -----------    ------------

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